       1 (EX 1.3)

                           SUBSCRIPTION AGREEMENT

FUTURE EDUCATIONAL SYSTEMS, INC.
1801 Ave. of the Stars, 6th Floor, #6079
Los Angeles, California 90067

1.  The Offering
    ------------
FUTURE EDUCATIONAL SYSTEMS, INC., a Nevada corporation ("FESI" or the "Company"), agrees to sell to subscriber its common stock at a purchase price of $0.10 per share. The shares acquired pursuant to this transaction are being acquired under the auspices of Regulation S of the Securities Act of 1933 (the "Act"), and the certificates representing these shares will bear a restrictive legend preventing resale without compliance with the safe harbor regulations of the Act.

2.  General Conditions and Restrictions
    -----------------------------------
The Securities have not been registered under the Securities Act, the Company has no intention of registering the Securities under such Act and Subscribers will have no "piggy back" or "demand" registration rights with respect to the Securities. Without such registration or an exemption therefrom, Subscriber understands that he will be unable to, and may not, offer or sell the Securities within the US or to, or for the account or benefit of, any US persons UNTIL ONE YEAR AFTER THE CLOSING OF THIS OFFERING. Furthermore, Subscriber represents that he is not currently nor has he been in the recent past, intending to resell these Securities in the United States to persons or entities already identified as prospective purchasers. Subscriber acknowledges that the Company has urged Subscriber to consult with its own advisors concerning the restrictions on his ability to sell the Securities.


3.  Risk Factors
    ------------
THE UNDERSIGNED SUBSCRIBER (THE "UNDERSIGNED" OR "SUBSCRIBER") HEREBY ACKNOWLEDGES ITS UNDERSTANDING OF THE SPECULATIVE NATURE OF THIS INVESTMENT, THAT IT INVOLVES A HIGH DEGREE OF RISK AND THAT NO FEDERAL OR STATE SECURITIES AGENCY HAS MADE ANY FINDING OR DETERMINATION, OR HAS PASSED UPON, THE TERMS OR FAIRNESS OF THE OFFERING MADE HEREBY.

The Company is in the development stage, with no history of operations, revenues or net income, and it is in need of substantial additional capital. An investment in the Company is suitable only for investors with substantial means who have no need for liquidity in their investments and who can afford to suffer a total loss.

4.  Company Has No Obligation under the Act to Provide Offering
    -----------------------------------------------------------
    Material to Subscriber
    ----------------------
       2 (EX 1.3)

Subscriber acknowledges that under the Securities Act the Company is not required to furnish Subscriber with any offering material in connection with this offering and that it is Subscriber's sole and active responsibility to evaluate the Company and an investment in the Securities. Accordingly, to the extent Subscriber has deemed it necessary, appropriate or advisable, Subscriber has directly, or indirectly, through its agents and representatives, performed "due diligence" regarding the Company, its financial condition and results of operations, capitalization, authorized and outstanding securities and Common Stock eligible for future sale, business plan of operation, products, sales, marketing, competition, prospects, pending litigation, applicable government regulations, properties, management, executive compensation, transactions with affiliates, principal shareholders and their respective beneficial ownership of the Company's Common Stock, the proposed grants of stock options, information regarding the resale restrictions on the Securities, the market for the Company's Common Stock and "penny stock" rules to which the Securities are now subject and will remain subject unless the Common Stock is listed on NASDAQ, the immediate and substantial dilution in the offering price of Securities compared to the net tangible book value per share of Common Stock after the offering, and the other risks relating to the Company and an investment in the Securities. Other than any documentation which has been expressly requested by Subscriber, the Company has furnished Subscriber with no offering materials.

5.  Subscription
    ------------
The Subscriber has carefully considered, and to the extent Subscriber believes it appropriate, has discussed with Subscriber's legal, tax and financial advisors, the suitability of making an investment in the Company on the terms set forth herein. After due consideration, and subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes for the dollar amount of Securities set forth on the signature page and has paid the subscription price therefor. The Subscriber acknowledges that the Company may accept or reject this subscription in whole or in part, in its sole and absolute discretion.

6.  Representations and Warranties of Subscriber
    --------------------------------------------
In order to induce the Company to accept this subscription, Subscriber hereby represents and warrants to, and covenants and agrees with the Company as follows:

     (a) The Subscriber is not a "US person" under Rule 902(o) of Regulation S under the Securities Act, and is not acquiring the Securities for the account or benefit of any US person; and Subscriber, if a natural person, is over 21 years of age;

       3 (EX 1.3)

     (b) Subscriber (i) has adequate means of providing for his current needs and possible personal contingencies, and Subscriber has no need for liquidity of his investment, (ii) can bear the economic risk of losing the entire investment, (iii) has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the relative risks and merits of investment in the securities, (iv) has had an opportunity to ask questions of and receive answers from the Company's senior management concerning the Company and its business prospects, affairs and risks, and (v) all documents, books and records of the Company requested, if any, by Subscriber pertaining to the investment in the Securities have been made available for inspection or delivery to Subscriber and Subscriber has read or reviewed, and is familiar with and understands the same;

     (c) SUBSCRIBER RECOGNIZES, UNDERSTANDS AND ACKNOWLEDGES THAT THERE ARE SUBSTANTIAL RESTRICTIONS OF THE TRANSFERABILITY OF THE SECURITIES, AND SUBSCRIBER MAY HAVE TO HOLD THE SECURITIES INDEFINITELY, AND MAY NOT BE ABLE TO LIQUIDATE THE INVESTMENT IN THE COMPANY WHEN SUBSCRIBER WISHES TO DO SO, IF AT ALL, BECAUSE, AMONG OTHER THINGS, THERE IS A LIMITED TRADING MARKET FOR ITS COMMON STOCK. IN ADDITION, PURSUANT TO REGULATION "S" UNDER THE SECURITIES ACT, SUBSCRIBER GENERALLY IS PROHIBITED FROM OFFERING OR SELLING THE SECURITIES WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSONS, FOR AT LEAST ONE YEAR FROM THE CLOSING OF THIS OFFERING;

     (d) The Securities are being acquired solely for Subscriber's own benefit and account;

     (e)  Subscriber will not sell or otherwise transfer the Securities
          (i) without registration thereof under the Securities Act and applicable state securities laws or a written opinion of counsel (which counsel and opinion [in form and substance] shall be reasonably satisfactory to the Company) to the effect that the proposed sale or transfer is exempt from the registration requirements of the Act and all applicable State Securities laws, or (ii) in violation of any law;

     (g) Subscriber has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations hereunder; this Subscription Agreement is Subscriber's legally binding obligation in accordance with its terms;

     (h) Subscriber has carefully read this Subscription Agreement and, to the extent Subscriber believed necessary, has discussed with counsel the representations, warranties and agreements which Subscriber is making herein and the limitations upon resale of the Securities.

7.  Indemnification
    ---------------
Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations, warranties and acknowledgments made in Paragraph 6 and elsewhere in this

       4 (EX 1.3)

Subscription Agreement, and hereby agrees to indemnify and hold harmless the Company, its officers, agents and representatives, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of Subscriber contained in this Agreement.

8. Revocation
   ----------
Subscriber agrees that Subscriber shall not cancel, terminate or revoke this Agreement or any agreement of Subscriber made herein and that this Agreement shall survive the dissolution, termination, death or disability of Subscriber.

9. Miscellaneous
   -------------
(a)	All notices or other communications given or made hereunder
      shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to Subscriber at the address set forth below and to the Company at the address set forth at the outset of this Agreement.

(b)	This Agreement constitutes the entire agreement between the
      parties hereto with respect to the subject matter hereof, may be amended only by a writing executed by all parties and may not be assigned by Subscriber.

(c)	If this Agreement is executed and delivered on behalf of a
      partnership, corporation or trust, the signatory hereto represents and warrants to the Company that he has been duly authorized by Subscriber to execute and deliver in the name and on behalf of Subscriber this Agreement and all other instruments executed and delivered on behalf of such partnership, corporation or trust in connection with Subscriber's investment in the company, and the signature of such signatory is binding upon Subscriber.

(d)	This Agreement contains the entire agreement of the parties
      regarding the subject matter hereof and supersedes all prior agreements relating thereto. The rights, powers and duties set forth herein shall be binding upon the Subscriber, its, estate, legal representatives, successors and assigns, and shall inure to the benefit of the Company, its successors and assigns.

       5 (EX 1.3)

IN WITNESS whereof, the subscriber has executed this Agreement on the date written below.

DATED: December 31, 2001

NUMBER OF SHARES SUBSCRIBED               SUBSCRIPTION AMOUNT

FOR: 701,844                                   $70,184.39

NAMES(S) IN WHICH SECURITIES SHOULD BE REGISTERED (if Securities are to be held by more than one owner, each tenant or other person involved must sign this signature page and all other subscription documents required to be signed by an individual purchaser):


(Please Print)		CLAYPORT INVESTMENTS, LIMITED

PARTNERSHIPS, CORPORATIONS, TRUSTS AND OTHER ENTITIES:
------------------------------------------------------

Printed Name of Subscriber

            CLAYPORT INVESTMENTS, LIMITED


                /SIGNATURE/
            By: ___________________________________
                Signature of Authorized Representative
                Camille Reyes

SUBSCRIPTION ACCEPTED this 31st day of December, 2001


            FUTURE EDUCATIONAL SYSTEMS, INC.

                /SIGNATURE/
            By: _____________________________
                Gilbert Cheang
                President